UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2012

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2012, the shareholders of Southwest Gas Corporation (the “Company”) voted to reapprove and amend the Company’s 2006 Restricted Stock/Unit Plan (the “Plan”).  The terms and conditions of the Plan, together with the incentive award opportunities for the Company’s named executive officers, were disclosed in the 2012 Proxy Statement.

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of the Company was held on May 10, 2012.  Holders of approximately 40,524,885 shares of common stock were represented in person or by proxy.  Matters voted upon and the final results of the voting were as follows:

Proposal 1.  The vote on the election of twelve (12) directors to serve a one-year term until the next Annual Meeting (or until their successors are qualified and elected) was as follows:

Name	For	Withheld	Broker Non-votes
Robert L. Boughner	36,448,259	216,738	3,859,889
José A. Cárdenas	36,447,902	217,094	3,859,889
Thomas E. Chestnut	36,420,150	244,846	3,859,889
Stephen C. Comer	36,445,094	219,902	3,859,889
LeRoy C. Hanneman, Jr.	36,420,934	244,062	3,859,889
Michael O. Maffie	36,249,418	415,578	3,859,889
Anne L. Mariucci	36,439,923	225,074	3,859,889
Michael J. Melarkey	36,431,925	233,071	3,859,889
Jeffrey W. Shaw	36,409,335	255,662	3,859,889
A. Randall Thoman	36,480,954	184,042	3,859,889
Thomas A. Thomas	32,979,983	3,685,013	3,859,889
Terrence L. Wright	36,337,346	327,650	3,859,889

Proposal 2.  The vote to approve, on an advisory basis, the Company’s executive compensation was as follows:

For	Against	Abstain	Broker Non-votes
32,184,919	630,584	3,849,487	3,859,895

Proposal 3.  The vote to reapprove and amend the Company’s 2006 Restricted Stock/Unit Plan was as follows:

For	Against	Abstain	Broker Non-votes
35,226,003	1,115,270	323,716	3,859,896

Proposal 4.  The vote on the proposal to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2012 was as follows:

For	Against	Abstain
39,993,214	295,725	235,946

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: May 15, 2012
/s/ GREGORY J. PETERSON
Gregory J. Peterson
Vice President/Controller and
Chief Accounting Officer